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                                                                    Exhibit 99.1

(AMLI RESIDENTIAL LOGO)                                    (MORGAN STANLEY LOGO)

                                                           For Immediate Release

           MORGAN STANLEY REAL ESTATE'S PRIME PROPERTY FUND TO ACQUIRE AMLI RESIDENTIAL PROPERTIES TRUST IN AN ALL CASH TRANSACTION

CHICAGO AND NEW YORK, OCTOBER 24, 2005 -- AMLI Residential Properties Trust (NYSE: AML) (AMLI) and Morgan Stanley Real Estate's Prime Property Fund (PRIME) announced today that PRIME has entered into a definitive agreement to acquire AMLI in an all-cash transaction totaling approximately $2.1 billion. The acquisition is viewed by PRIME to be strategic in nature and, upon the transaction's closing, AMLI's management team will remain in place.

Under the terms of the agreement PRIME will acquire all of AMLI's common shares for $37.75 per share in cash. Holders of limited partnership units in AMLI's operating partnership will also receive $37.75 per unit in cash. The per share purchase price represents a 20.7% premium over AMLI's closing price on October 21, 2005. The total consideration of approximately $2.1 billion includes AMLI's debt and preferred securities. AMLI will continue to pay regular quarterly distributions at an annualized rate of $1.92 per share and per unit through the closing of the transaction, with a pro rated distribution for the quarter in which the transaction closes being included in the merger consideration.

Completion of the transaction, which is expected to occur during the first quarter of 2006, is subject to approval by AMLI's common shareholders and certain other customary closing conditions. The transaction has been unanimously approved by AMLI's Board of Trustees, which will recommend that the common shareholders approve the transaction.

Gregory T. Mutz, AMLI Chairman and CEO said, "This transaction is a great outcome for our shareholders, demonstrating the value of AMLI's portfolio, operating platform and brand. We are proud of the performance and shareholder returns of AMLI as a public

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company, and the AMLI team looks forward to continuing the execution of its strategy in the private marketplace."

"Multifamily is attractive because of its low volatility and higher risk-adjusted returns relative to other property types," said Dave Hardman, Managing Director and Head of U.S. Real Estate Investing at Morgan Stanley. "AMLI represents an opportunity to acquire a large portfolio of high-quality multifamily assets, an outstanding multifamily management team and organization, strong development capabilities, and a recognized brand name in the sector. We look forward to this management team leading the company and growing the AMLI franchise going forward."

JP Morgan Securities Inc. acted as financial advisor to AMLI, and Mayer, Brown, Rowe & Maw LLP provided legal advice. Morgan Stanley acted as financial advisor to PRIME and Davis Polk & Wardwell and King & Spalding LLP provided legal advice.

AMLI will discuss this transaction at its regularly scheduled quarterly conference call on Wednesday, October 26, 2005 at 3:30 p.m. Eastern Time. The toll-free number for the call is (800) 946-0706 - Passcode: 994697, and should be accessed approximately five minutes prior to conference time. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website (www.amli.com/comp/) and at www.streetevents.com, a password-protected event management site. Additionally, an on-line replay of the webcast will be available for 60 days following the call.

ABOUT AMLI RESIDENTIAL PROPERTIES TRUST

The AMLI(R) portfolio currently includes 75 apartment communities containing 28,356 apartment homes, with an additional 827 apartment homes under development or in lease-up in three locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs


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approximately 850 people who are dedicated to achieving AMLI's mission --
Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.

ABOUT PRIME PROPERTY FUND AND MORGAN STANLEY REAL ESTATE

PRIME, a $4.5 billion diversified core real estate fund, is managed by Morgan Stanley Real Estate. PRIME's assets include office, retail, multifamily, industrial, self storage and hotel properties and are located in major real estate markets throughout the United States. Morgan Stanley Real Estate is comprised of three major global businesses: Investing, Banking, and Lending. Since 1991, Morgan Stanley has acquired more than $68.7 billion of real estate assets worldwide and currently manages $38.0 billion in real estate assets on behalf of its clients. Using its own capital, Morgan Stanley also originates upwards of $11 billion in commercial mortgages annually. In addition, Morgan Stanley Real Estate provides a complete range of investment banking services including merger, acquisition and restructuring advisory and recapitalizations, as well as public and private debt and equity financing. Morgan Stanley established its real estate organization in 1969.

Morgan Stanley (NYSE: MWD) is a global financial services firm and a market leader in securities, investment management, and credit services. With more than 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although AMLI believes expectations reflected in such forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be achieved. Forward-looking statements can be identified by the use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.


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

Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction, AMLI's ability to generate attractive returns, and the possibility that any of the conditions to closing, including those outside the control of AMLI, will be satisfied. AMLI does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond AMLI's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by AMLI herein.

Many factors may cause actual results and AMLI's actual performance to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain of the factors that could cause actual results or AMLI's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in AMLI's Securities and Exchange Commission (SEC) reports, including the annual report on form 10-K for the year ended December 31, 2004.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of AMLI with and into a wholly owned subsidiary of PRIME, AMLI intends to file relevant materials with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF AMLI ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMLI, PRIME, MORGAN STANLEY AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by AMLI with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AMLI by contacting Sue Bersh, AMLI V.P.-Corporate Communications at


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

sbersh@amli.com or (312) 984-2607 or accessing AMLI's website at www.amli.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Proxies may be solicited on behalf of AMLI by members of its Board of Trustees and executive officers. Information about such persons can be found in AMLI's definitive proxy statement relating to its 2005 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2005 and may be obtained free of charge at the SEC's website at www.sec.gov or at AMLI's website at www.amli.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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CONTACTS:
Robert J. Chapman                   Alyson D'Ambrisi
Executive Vice President and        Vice President
Chief Financial Officer             Morgan Stanley
AMLI Residential Properties Trust   (212) 761-4649
(312) 984-6845                      Alyson.D'Ambrisi@morganstanley.com
rchapman@amli.com


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